Exhibit 99.1

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS
EARNINGS OF $11.8 MILLION FOR FIRST QUARTER 2013

•	Net income of $11.8 million, or 15 cents per share
•	Loans up $18.6 million from fourth quarter, or 2 percent annualized
•	Core transaction deposits up $81.2 million in first quarter, or 10 percent annualized
•	Solid improvement in key credit quality measures

BLAIRSVILLE, GA – April 25, 2013 – United Community Banks, Inc. (NASDAQ: UCBI) today reported net income of $11.8 million, or 15 cents per share, for the first quarter of 2013.  The first quarter results reflect modest loan growth, improved credit quality, strong core transaction deposit growth, and lower operating expenses compared with the same period a year ago.

“We are off to a good start to what we expect to be another productive year,” said Jimmy Tallent, president and chief executive officer.  “The first quarter continued our trend of meaningful improvement in every key measure of credit quality.  We made particularly strong progress slowing nonperforming loan inflows which, at $9.67 million, were less than half the fourth quarter level.  Nonperforming assets were $113 million and 1.65 percent of total assets at the end of the first quarter.  That is down $15 million, or 12 percent, from the end of the fourth quarter, and down $49 million, or 30 percent, from a year ago.  Additionally, core transaction deposits increased by $81 million, or 10 percent annualized.”

Tallent continued, “We grew our loan portfolio by $19 million from the fourth quarter, for an annualized rate of 2 percent.  Achieving quality loan growth remains a challenge in what continues to be a sluggish economy.  We achieved this growth by bringing on new commercial lenders and by offering new retail loan products that are tailored to meet our customers’ financing needs at competitive rates.”

The first quarter provision for loan losses was $11 million, down $4 million from a year ago and $3 million from the fourth quarter.  First quarter net charge-offs were $12.4 million compared to $14.5 million in the fourth quarter and $15.9 million a year ago.

“The inflow of nonperforming loans was the lowest quarterly total since the beginning of the economic cycle,” Tallent said.  “The benefit of this trend, which we expect to continue, was clearly evident in our lower net charge-offs and provisioning.”

Taxable equivalent net interest revenue totaled $54.7 million, down $1.37 million from the fourth quarter and down $4.21 million from the first quarter a year ago.  “The decrease primarily reflects lower yields on our loan and investment securities portfolios,” said Tallent.  “The lower loan portfolio yield reflects ongoing pricing pressure on new and renewed loans, and new retail product offerings with low introductory rates.  The lower investment securities yield is due to reinvestment of cash flows at record low rates.  We continue to look for reinvestment opportunities, with a focus on floating-rate securities, to alleviate market and duration risk.  Floating-rate securities account for 34 percent of the investment securities portfolio, and improve our interest sensitivity position by reducing exposure to rising interest rates.  We would like a higher yield but will not go out on the curve to chase one.”

The taxable equivalent net interest margin was down six basis points from the fourth quarter, and 15 basis points from a year ago, to 3.38 percent.  “Our net interest margin will remain under pressure as long as interest rates remain at this unprecedented low level,” stated Tallent.  “To offset the impact on net interest revenue, we remain sharply focused on growing our loan portfolio in the mid-single digit range by focusing on retail loans and by continuing to add commercial lenders in key markets.”

First quarter fee revenue was $12.8 million, compared to $14.8 million in the fourth quarter and $15.4 million a year ago.  The decrease from the preceding quarter was primarily due to a slow-down in mortgage refinancing activity, a lower overdraft fee total related to transaction and activity levels, and an incentive in the fourth quarter from our debit card network services provider.  Closed mortgage loans totaled $69.8 million in the first quarter compared with $100 million in the fourth quarter and $81.7 million in the first quarter of 2012.  The decrease in other fee revenue compared to a year earlier was primarily due to two non-core items in the first quarter of 2012: a federal tax refund of $1.1 million and $728,000 in gains from the sale of low income housing tax credits.

Operating expenses, excluding foreclosed property costs and a $4 million fourth quarter charge for settlement of litigation, were $41.4 million in the first quarter of 2013 compared to $42.1 million for the fourth quarter of 2012 and $43.1 million a year ago.  The decrease from both periods was due to management’s efforts to reduce costs and operate more efficiently, primarily through reduction in staff levels and related costs.

Foreclosed property costs were $2.33 million in the first quarter of 2013, compared to $4.61 million in the fourth quarter of 2012 and $3.83 million a year ago.  First quarter 2013 costs included $1.19 million for maintenance and $1.15 million in net losses and write-downs.  For the fourth quarter of 2012, foreclosed property costs included $1.42 million in maintenance and $3.19 million in net losses and write-downs.  First quarter 2012 foreclosed property costs included $1.62 million in maintenance and $2.20 million in net losses and write-downs.

As of March 31, 2013, capital ratios were as follows: Tier 1 Risk-Based of 14.3 percent; Tier 1 Leverage of 9.7 percent; Total Risk-Based of 15.9 percent; Tier 1 Common Risk-Based of 8.9 percent; and, Tangible Equity-to-Assets of 8.5 percent.

“We know that challenges remain as the economy continues to struggle and interest rates are at record lows,” Tallent continued.  “Our focus is on growing net interest revenue by growing loans in a prudent and balanced manner, and pursuing opportunities to grow mortgage and advisory services market share.  The environment forces us to be more efficient and work smarter to achieve our goals, and this team is fully committed and up to the challenge.  We do expect continued improvement in credit measures that will translate into lower charge-off and provisioning levels.”

Tallent concluded, “We constantly look for ways to improve our financial performance by growing our business and improving operating efficiency, all while maintaining the best customer satisfaction scores in the industry.  We remain firmly committed to improving our financial results while delivering the best banking experience and growing shareholder value.”

Conference Call
United will hold a conference call today, Thursday, April 25, 2013, at 11 a.m. ET to discuss the contents of this news release and to share business highlights for the quarter.  To access the call, dial (877) 380-5665 and use the conference number 31826472.  The conference call also will be webcast and can be accessed by selecting ‘Calendar of Events’ within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks, Inc. is the third-largest bank holding company in Georgia. United has assets of $6.8 billion and operates 103 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina,  east Tennessee and northwest South Carolina.  United specializes in providing personalized community banking services to individuals and small to mid-size businesses and also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United’s common stock is listed on the Nasdaq Global Select Market under the symbol UCBI.  Additional information may be found at United’s website at www.ucbi.com.

Safe Harbor
This news release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment.  These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements.  For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2012 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						First
	2013	2012				Quarter
(in thousands, except per share	First	Fourth	Third	Second	First	2013-2012
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change
INCOME SUMMARY
Interest revenue	$62,134	$64,450	$65,978	$66,780	$70,221
Interest expense	7,475	8,422	8,607	9,944	11,357
Net interest revenue	54,659	56,028	57,371	56,836	58,864	(7	) %
Provision for loan losses	11,000	14,000	15,500	18,000	15,000
Fee revenue	12,826	14,761	13,764	12,867	15,379	(17)
Total revenue	56,485	56,789	55,635	51,703	59,243
Operating expenses	43,770	50,726	44,783	44,310	46,955	(7)
Income before income taxes	12,715	6,063	10,852	7,393	12,288	3
Income tax expense	950	802	284	894	760
Net income	11,765	5,261	10,568	6,499	11,528	2
Preferred dividends and discount accretion	3,052	3,045	3,041	3,032	3,030
Net income available to common shareholders	$8,713	$2,216	$7,527	$3,467	$8,498	3

PERFORMANCE MEASURES
Per common share:
Diluted income	$.15	$.04	$.13	$.06	$.15	-
Book value	6.85	6.67	6.75	6.61	6.68	3
Tangible book value (2)	6.76	6.57	6.64	6.48	6.54	3

Key performance ratios:
Return on equity (1)(3)	8.51%	2.15%	7.43%	3.51%	8.78%
Return on assets (3)	.70	.31	.63	.37	.66
Net interest margin (3)	3.38	3.44	3.60	3.43	3.53
Efficiency ratio	64.97	71.69	62.95	63.84	63.31
Equity to assets	8.60	8.63	8.75	8.33	8.19
Tangible equity to assets (2)	8.53	8.55	8.66	8.24	8.08
Tangible common equity to assets (2)	5.66	5.67	5.73	5.45	5.33
Tangible common equity to risk-
weighted assets (2)	8.45	8.26	8.44	8.37	8.21

ASSET QUALITY *
Non-performing loans	$96,006	$109,894	$115,001	$115,340	$129,704
Foreclosed properties	16,734	18,264	26,958	30,421	31,887
Total non-performing assets (NPAs)	112,740	128,158	141,959	145,761	161,591
Allowance for loan losses	105,753	107,137	107,642	112,705	113,601
Net charge-offs	12,384	14,505	20,563	18,896	15,867
Allowance for loan losses to loans	2.52%	2.57%	2.60%	2.74%	2.75%
Net charge-offs to average loans (3)	1.21	1.39	1.99	1.85	1.55
NPAs to loans and foreclosed
properties	2.68	3.06	3.41	3.51	3.88
NPAs to total assets	1.65	1.88	2.12	2.16	2.25

AVERAGE BALANCES ($ in millions)
Loans	$4,197	$4,191	$4,147	$4,156	$4,168	1
Investment securities	2,141	2,088	1,971	2,145	2,153	(1)
Earning assets	6,547	6,482	6,346	6,665	6,700	(2)
Total assets	6,834	6,778	6,648	6,993	7,045	(3)
Deposits	5,946	5,873	5,789	5,853	6,028	(1)
Shareholders’ equity	588	585	582	583	577	2
Common shares - basic (thousands)	58,081	57,971	57,880	57,840	57,764
Common shares - diluted (thousands)	58,081	57,971	57,880	57,840	57,764

AT PERIOD END ($ in millions)
Loans *	$4,194	$4,175	$4,138	$4,119	$4,128	2
Investment securities	2,141	2,079	2,025	1,984	2,202	(3)
Total assets	6,849	6,802	6,699	6,737	7,174	(5)
Deposits	6,026	5,952	5,823	5,822	6,001	-
Shareholders’ equity	592	581	585	576	580	2
Common shares outstanding (thousands)	57,767	57,741	57,710	57,641	57,603

(1) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (2) Excludes effect of acquisition related intangibles and associated amortization. (3) Annualized.

* Excludes loans and foreclosed properties covered by loss sharing agreements with the FDIC.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information

	2013	2012
(in thousands, except per share	First	Fourth	Third	Second	First
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter

Interest revenue reconciliation
Interest revenue - taxable equivalent	$62,134	$64,450	$65,978	$66,780	$70,221
Taxable equivalent adjustment	(365)	(381)	(419)	(444)	(446)
Interest revenue (GAAP)	$61,769	$64,069	$65,559	$66,336	$69,775

Net interest revenue reconciliation
Net interest revenue - taxable equivalent	$54,659	$56,028	$57,371	$56,836	$58,864
Taxable equivalent adjustment	(365)	(381)	(419)	(444)	(446)
Net interest revenue (GAAP)	$54,294	$55,647	$56,952	$56,392	$58,418

Total revenue reconciliation
Total operating revenue	$56,485	$56,789	$55,635	$51,703	$59,243
Taxable equivalent adjustment	(365)	(381)	(419)	(444)	(446)
Total revenue (GAAP)	$56,120	$56,408	$55,216	$51,259	$58,797

Income before taxes reconciliation
Income before taxes	$12,715	$6,063	$10,852	$7,393	$12,288
Taxable equivalent adjustment	(365)	(381)	(419)	(444)	(446)
Income before taxes (GAAP)	$12,350	$5,682	$10,433	$6,949	$11,842

Income tax expense reconciliation
Income tax expense	$950	$802	$284	$894	$760
Taxable equivalent adjustment	(365)	(381)	(419)	(444)	(446)
Income tax expense (GAAP)	$585	$421	$(135)	$450	$314

Book value per common share reconciliation
Tangible book value per common share	$6.76	$6.57	$6.64	$6.48	$6.54
Effect of goodwill and other intangibles	.09	.10	.11	.13	.14
Book value per common share (GAAP)	$6.85	$6.67	$6.75	$6.61	$6.68

Average equity to assets reconciliation
Tangible common equity to assets	5.66%	5.67%	5.73%	5.45%	5.33%
Effect of preferred equity	2.87	2.88	2.93	2.79	2.75
Tangible equity to assets	8.53	8.55	8.66	8.24	8.08
Effect of goodwill and other intangibles	.07	.08	.09	.09	.11
Equity to assets (GAAP)	8.60%	8.63%	8.75%	8.33%	8.19%

Tangible common equity to risk-weighted assets reconciliation
Tangible common equity to risk-weighted assets	8.45%	8.26%	8.44%	8.37%	8.21%
Effect of other comprehensive income	.49	.51	.36	.28	.10
Effect of trust preferred	1.15	1.15	1.17	1.19	1.15
Effect of preferred equity	4.22	4.24	4.29	4.35	4.23
Tier I capital ratio (Regulatory)	14.31%	14.16%	14.26%	14.19%	13.69%

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End (1)

	2013	2012				Linked	Year over
	First	Fourth	Third	Second	First	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,130	$1,131	$1,126	$1,140	$1,137	$(1)	$(7)
Income producing commercial RE	674	682	693	697	706	(8)	(32)
Commercial & industrial	454	458	460	450	440	(4)	14
Commercial construction	152	155	161	169	167	(3)	(15)
Total commercial	2,410	2,426	2,440	2,456	2,450	(16)	(40)
Residential mortgage	850	829	833	834	836	21	14
Home equity lines of credit	396	385	341	294	295	11	101
Residential construction	372	382	389	409	436	(10)	(64)
Consumer installment	166	153	135	126	111	13	55
Total loans	$4,194	$4,175	$4,138	$4,119	$4,128	19	66

LOANS BY MARKET
North Georgia	$1,363	$1,364	$1,383	$1,387	$1,408	(1)	(45)
Atlanta MSA	1,317	1,288	1,257	1,252	1,239	29	78
North Carolina	575	579	579	576	588	(4)	(13)
Coastal Georgia	398	400	380	369	366	(2)	32
Gainesville MSA	259	261	256	259	262	(2)	(3)
East Tennessee	282	283	283	276	265	(1)	17
Total loans	$4,194	$4,175	$4,138	$4,119	$4,128	19	66

RESIDENTIAL CONSTRUCTION
Dirt loans
Acquisition & development	$57	$62	$71	$78	$86	(5)	(29)
Land loans	42	46	41	45	57	(4)	(15)
Lot loans	188	193	196	203	204	(5)	(16)
Total	287	301	308	326	347	(14)	(60)

House loans
Spec	40	41	44	49	57	(1)	(17)
Sold	45	40	37	34	32	5	13
Total	85	81	81	83	89	4	(4)
Total residential construction	$372	$382	$389	$409	$436	(10)	(64)

(1) Excludes total loans of $28.3 million, $33.4 million, $37.0 million, $41.5 million and $47.2 million as of March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively, that are covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality (1)

	First Quarter 2013			Fourth Quarter 2012			Third Quarter 2012
	Non-performing	Foreclosed	Total	Non-performing	Foreclosed	Total	Non-performing	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NPAs BY CATEGORY
Owner occupied CRE	$8,142	$4,750	$12,892	$12,599	$4,989	$17,588	$14,140	$7,170	$21,310
Income producing CRE	9,162	834	9,996	9,549	490	10,039	11,756	1,597	13,353
Commercial & industrial	29,545	-	29,545	31,817	-	31,817	32,678	-	32,678
Commercial construction	22,359	3,027	25,386	23,843	2,204	26,047	18,590	3,121	21,711
Total commercial	69,208	8,611	77,819	77,808	7,683	85,491	77,164	11,888	89,052
Residential mortgage	10,901	3,463	14,364	11,151	4,753	15,904	12,629	6,031	18,660
Home equity lines of credit	916	-	916	1,438	-	1,438	1,367	-	1,367
Residential construction	14,592	4,660	19,252	18,702	5,828	24,530	22,935	9,039	31,974
Consumer installment	389	-	389	795	-	795	906	-	906
Total NPAs	$96,006	$16,734	$112,740	$109,894	$18,264	$128,158	$115,001	$26,958	$141,959
Balance as a % of
Unpaid Principal	66.3%	45.0%	62.0%	69.5%	39.7%	62.8%	68.8%	36.4%	58.8%

NPAs BY MARKET
North Georgia	$63,210	$6,616	$69,826	$69,950	$8,219	$78,169	$72,211	$14,582	$86,793
Atlanta MSA	17,380	3,524	20,904	18,556	3,442	21,998	21,349	5,926	27,275
North Carolina	8,519	2,533	11,052	11,014	2,579	13,593	9,622	2,771	12,393
Coastal Georgia	3,523	1,449	4,972	3,810	1,609	5,419	6,822	864	7,686
Gainesville MSA	911	370	1,281	903	556	1,459	840	1,328	2,168
East Tennessee	2,463	2,242	4,705	5,661	1,859	7,520	4,157	1,487	5,644
Total NPAs	$96,006	$16,734	$112,740	$109,894	$18,264	$128,158	$115,001	$26,958	$141,959

NPA ACTIVITY
Beginning Balance	$109,894	$18,264	$128,158	$115,001	$26,958	$141,959	$115,340	$30,421	$145,761
Loans placed on non-accrual	9,665	-	9,665	20,211	-	20,211	30,535	-	30,535
Payments received	(6,809)	-	(6,809)	(6,458)	-	(6,458)	(3,646)	-	(3,646)
Loan charge-offs	(10,456)	-	(10,456)	(11,722)	-	(11,722)	(19,227)	-	(19,227)
Foreclosures	(6,288)	6,288	-	(7,138)	7,138	-	(8,001)	8,001	-
Capitalized costs	-	54	54	-	201	201	-	102	102
Note / property sales	-	(6,726)	(6,726)	-	(12,845)	(12,845)	-	(8,822)	(8,822)
Write downs	-	(1,041)	(1,041)	-	(1,438)	(1,438)	-	(2,394)	(2,394)
Net losses on sales	-	(105)	(105)	-	(1,750)	(1,750)	-	(350)	(350)
Ending Balance	$96,006	$16,734	$112,740	$109,894	$18,264	$128,158	$115,001	$26,958	$141,959

	First Quarter 2013		Fourth Quarter 2012		Third Quarter 2012
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (2)	Charge-Offs	Loans (2)	Charge-Offs	Loans (2)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$1,922	.69%	$4,997	1.76%	$6,192	3.56%
Income producing CRE	3,321	1.99	1,153	.67	1,982	.70
Commercial & industrial	1,501	1.34	135	.12	(259)	(.23)
Commercial construction	(4)	(.01)	1,688	4.25	3,190	7.74
Total commercial	6,740	1.14	7,973	1.30	11,105	1.81
Residential mortgage	1,635	.79	3,254	1.55	2,846	1.40
Home equity lines of credit	512	.53	445	.49	681	.80
Residential construction	2,973	3.22	2,435	2.52	5,676	5.69
Consumer installment	524	1.35	398	1.10	255	.78
Total	$12,384	1.21	$14,505	1.39	$20,563	1.99

NET CHARGE-OFFS BY MARKET
North Georgia	$4,910	1.42%	$4,474	1.26%	$6,451	1.84%
Atlanta MSA	3,295	1.07	3,977	1.27	9,344	3.02
North Carolina	2,249	1.59	2,032	1.39	1,674	1.15
Coastal Georgia	821	.85	574	.60	2,486	2.67
Gainesville MSA	430	.67	1,331	2.04	294	.45
East Tennessee	679	.98	2,117	2.98	314	.45
Total	$12,384	1.21	$14,505	1.39	$20,563	1.99

(1) Excludes non-performing loans and foreclosed properties covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Operations (Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2013	2012

Interest revenue:
Loans, including fees	$50,934	$55,759
Investment securities, including tax exempt of $212 and $250	9,965	13,004
Deposits in banks and short-term investments	870	1,012
Total interest revenue	61,769	69,775

Interest expense:
Deposits:
NOW	454	637
Money market	562	641
Savings	36	37
Time	3,226	6,159
Total deposit interest expense	4,278	7,474
Short-term borrowings	516	1,045
Federal Home Loan Bank advances	19	466
Long-term debt	2,662	2,372
Total interest expense	7,475	11,357
Net interest revenue	54,294	58,418
Provision for loan losses	11,000	15,000
Net interest revenue after provision for loan losses	43,294	43,418

Fee revenue:
Service charges and fees	7,403	7,783
Mortgage loan and other related fees	2,655	2,099
Brokerage fees	767	813
Securities gains, net	116	557
Loss from prepayment of debt	-	(482)
Other	1,885	4,609
Total fee revenue	12,826	15,379
Total revenue	56,120	58,797

Operating expenses:
Salaries and employee benefits	23,592	25,225
Communications and equipment	3,046	3,155
Occupancy	3,367	3,771
Advertising and public relations	938	846
Postage, printing and supplies	863	979
Professional fees	2,366	1,975
Foreclosed property	2,333	3,825
FDIC assessments and other regulatory charges	2,505	2,510
Amortization of intangibles	705	732
Other	4,055	3,937
Total operating expenses	43,770	46,955
Net income before income taxes	12,350	11,842
Income tax expense	585	314
Net income	11,765	11,528
Preferred stock dividends and discount accretion	3,052	3,030
Net income available to common shareholders	$8,713	$8,498
Earnings per common share - basic / diluted	$.15	$.15
Weighted average common shares outstanding - basic / diluted	58,081	57,764

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet

	March 31,	December 31,	March 31,
(in thousands, except share and per share data)	2013	2012	2012
	(unaudited)	(audited)	(audited)
ASSETS
Cash and due from banks	$57,638	$66,536	$53,147
Interest-bearing deposits in banks	107,390	124,613	139,439
Short-term investments	82,000	60,000	235,000
Cash and cash equivalents	247,028	251,149	427,586
Securities available for sale	1,909,426	1,834,593	1,898,815
Securities held to maturity (fair value $247,087, $261,131 and $318,490)	231,087	244,184	303,636
Mortgage loans held for sale	18,290	28,821	24,809
Loans, net of unearned income	4,193,560	4,175,008	4,127,566
Less allowance for loan losses	(105,753)	(107,137)	(113,601)
Loans, net	4,087,807	4,067,871	4,013,965
Assets covered by loss sharing agreements with the FDIC	42,096	47,467	72,854
Premises and equipment, net	168,036	168,920	174,419
Bank owned life insurance	82,114	81,867	80,956
Accrued interest receivable	18,302	18,659	20,292
Goodwill and other intangible assets	4,805	5,510	7,695
Foreclosed property	16,734	18,264	31,887
Unsettled securities sales	-	5,763	43,527
Other assets	23,643	29,191	73,252
Total assets	$6,849,368	$6,802,259	$7,173,693
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$1,298,425	$1,252,605	$1,101,757
NOW	1,281,454	1,316,453	1,389,016
Money market	1,165,836	1,149,912	1,123,734
Savings	243,347	227,308	214,150
Time:
Less than $100,000	1,019,396	1,055,271	1,207,479
Greater than $100,000	685,174	705,558	796,882
Brokered	332,220	245,033	167,521
Total deposits	6,025,852	5,952,140	6,000,539
Short-term borrowings	51,999	52,574	101,925
Federal Home Loan Bank advances	125	40,125	215,125
Long-term debt	124,825	124,805	120,245
Unsettled securities purchases	-	-	119,565
Accrued expenses and other liabilities	54,349	51,210	36,755
Total liabilities	6,257,150	6,220,854	6,594,154
Shareholders' equity:
Preferred stock, $1 par value; 10,000,000 shares authorized;
Series A; $10 stated value; 21,700 shares issued and outstanding	217	217	217
Series B; $1,000 stated value; 180,000 shares issued and outstanding	178,937	178,557	177,451
Series D; $1,000 stated value; 16,613 shares issued and outstanding	16,613	16,613	16,613
Common stock, $1 par value; 100,000,000 shares authorized;
43,063,761, 42,423,870 and 41,688,647 shares issued and outstanding	43,064	42,424	41,689
Common stock, non-voting, $1 par value; 30,000,000 shares authorized;
14,703,636, 15,316,794 and 15,914,209 shares issued and outstanding	14,704	15,317	15,914
Common stock issuable; 133,469, 133,238 and 90,126 shares	2,726	3,119	2,948
Capital surplus	1,059,222	1,057,951	1,056,135
Accumulated deficit	(700,440)	(709,153)	(722,363)
Accumulated other comprehensive loss	(22,825)	(23,640)	(9,065)
Total shareholders' equity	592,218	581,405	579,539
Total liabilities and shareholders' equity	$6,849,368	$6,802,259	$7,173,693

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,

	2013			2012
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,196,757	$50,999	4.93%	$4,168,440	$55,842	5.39%
Taxable securities (3)	2,119,085	9,753	1.84	2,127,794	12,754	2.40
Tax-exempt securities (1)(3)	21,733	347	6.39	25,438	410	6.45
Federal funds sold and other interest-earning assets	209,674	1,035	1.97	377,988	1,215	1.29

Total interest-earning assets	6,547,249	62,134	3.84	6,699,660	70,221	4.21
Non-interest-earning assets:
Allowance for loan losses	(110,941)			(117,803)
Cash and due from banks	64,294			54,664
Premises and equipment	169,280			174,849
Other assets (3)	164,250			233,676
Total assets	$6,834,132			$7,045,046

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,303,308	454	.14	$1,458,112	637	.18
Money market	1,257,409	562	.18	1,069,658	641	.24
Savings	234,110	36	.06	205,402	37	.07
Time less than $100,000	1,039,707	1,749	.68	1,271,351	3,026	.96
Time greater than $100,000	694,553	1,477	.86	821,164	2,415	1.18
Brokered time deposits	175,128	-	.00	161,335	718	1.79
Total interest-bearing deposits	4,704,215	4,278	.37	4,987,022	7,474	.60

Federal funds purchased and other borrowings	72,157	516	2.90	102,258	1,045	4.11
Federal Home Loan Bank advances	33,069	19	.23	138,372	466	1.35
Long-term debt	124,816	2,662	8.65	120,237	2,372	7.93
Total borrowed funds	230,042	3,197	5.64	360,867	3,883	4.33

Total interest-bearing liabilities	4,934,257	7,475	.61	5,347,889	11,357	.85
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,241,527			1,040,587
Other liabilities	70,839			79,612
Total liabilities	6,246,623			6,468,088
Shareholders' equity	587,509			576,958
Total liabilities and shareholders' equity	$6,834,132			$7,045,046

Net interest revenue		$54,659			$58,864
Net interest-rate spread			3.23%			3.36%

Net interest margin (4)			3.38%			3.53%

(1) Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2) Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
 Securities available for sale are shown at amortized cost. Pretax unrealized gains of $17.1 million in 2013 and $23.6 million in 2012 are included in other assets for purposes of this presentation.
(4) Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.